UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 5, 2014, Casella Waste Systems, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-200784) (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Shelf Registration Statement covers the issuance and sale by the Company of any combination of debt securities, guarantees, Class A common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants having an aggregate purchase price of up to $250 million. The Shelf Registration Statement is intended to replace the Registration Statement on Form S-3 (File No. 333-194417), which the Company filed with the SEC on March 7, 2014. The Company filed the Shelf Registration Statement in order to create the opportunity to issue publicly registered debt guaranteed by the Company’s subsidiaries, including as an add-on to its existing 7.75% senior subordinated notes due 2019.

The Shelf Registration Statement has not yet become effective. The securities covered by the Shelf Registration Statement may not be sold, nor may any offers to buy such securities be accepted prior to the time the registration statement becomes effective. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company and these securities cannot be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: December 8, 2014	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer